UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 26, 2018

LANNETT COMPANY, INC.

(Exact name of registrant as specified in its charter)

COMMISSION FILE NO. 001-31298

State of Delaware	23-0787699
(State of Incorporation)	(I.R.S. Employer I.D. No.)

9000 State Road

Philadelphia, PA  19136

(215) 333-9000

(Address of principal executive offices and telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this Chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)                                             Retirement of Director

James M. Maher announced that he will retire from the Board of Directors of Lannett Company, Inc. (the “Company”) effective upon the completion of the audit for the Company’s fiscal year ending June 30, 2018.  Mr. Maher was appointed a director of the Company in June 2013 and is currently the Chairman of the Audit Committee.

(d)                                             Election of Director

Effective July 1, 2018, John C. Chapman has been appointed to the Company’s Board of Directors.

Mr. Chapman, 63, is a retired audit partner for KPMG LLP, where he was employed for 39 years.  At KPMG, Mr. Chapman specialized in providing audit services to large complex multinational pharmaceutical and consumer market companies.  During his tenure year at KPMG he served for six years as a member of the firm’s Board of Directors and for several years served as the firm’s Global Chair of Pharmaceuticals and Chemicals.  Mr. Chapman earned a bachelor in business administration in accounting practice from Pace University, New York.

Mr. Chapman has been appointed to the Audit Committee.  Mr. Chapman will become chairman of the Audit Committee upon Mr. Maher’s retirement.

In connection with his appointment to the Board of Directors of the Company, Mr. Chapman will receive $35,000 worth of common stock of the Company on July 1, 2018, the number of shares to be determined based upon the closing price of the shares on such date.

Item 9.01                         FINANCIAL STATEMENTS AND EXHIBITS

(d)                                 Exhibits

Exhibit No.	Description

99.1	April 30, 2018 Press Release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LANNETT COMPANY

By:	/s/ Samuel H. Israel
Chief Legal Officer and General Counsel
Date: May 2, 2018